Exhibit 32.1

Certification Pursuant to 18 U.S.C. § 1350
(Section 906 of Sarbanes-Oxley Act of 2002)

BNSF Railway Company

In connection with the Annual Report of BNSF Railway Company (the “Company”) on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Carl R. Ice, President and Chief Executive Officer of the Company, and Julie A. Piggott, Executive Vice President and Chief Financial Officer of the Company, each hereby certifies that, to his/her knowledge on the date hereof:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 24, 2017

/s/ Carl R. Ice	/s/ Julie A. Piggott
Carl R. Ice President and Chief Executive Officer	Julie A. Piggott Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to BNSF Railway Company and will be retained by BNSF Railway Company and furnished to the Securities and Exchange Commission or its staff upon request.

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